Exhibit 5.1

SunEdison Semiconductor Limited 11 Lorong 3 Toa Payoh #04-00 Singapore 319579	PRIVATE & CONFIDENTIAL

SENDER’S REF	RECIPIENT’S REF	DATE	PAGE
TSY/325138/00001	—	June 30, 2015	1/4

Ladies and Gentlemen:

OFFERING OF SUNEDISON SEMICONDUCTOR LIMITED

1.	We have acted as Singapore legal counsel to SunEdison Semiconductor Limited, a limited liability company incorporated under the laws of the Republic of Singapore (the “Company”) in connection with its filing with the U.S. Securities and Exchange Commission (the “Commission”) of the registration statement on Form S-3 (File No. 333-204596) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the offering (the “Offering”) of an aggregate of 15,935,828 ordinary shares of the Company (the “Securities”) that may be sold from time to time by certain selling shareholders of the Company.

2.	No opinion may be inferred or implied except as expressly stated in this opinion letter and the opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this opinion letter. We do not assume any responsibility for updating this opinion letter or any of the opinions expressed herein in respect of any matters, events or other developments which were not made known or otherwise disclosed to us prior to the issuance of this opinion letter or which had not occurred as of the date hereof, or of any changes in facts or Applicable Laws (as defined hereafter) subsequent to the date hereof.

3.	The laws of Singapore covered by the opinions expressed herein is limited solely to the Applicable Laws as at 9.00 a.m., Singapore time, on the date of this opinion letter. For the purposes of this letter, “Applicable Laws” means those laws, rules and regulations of the Republic of Singapore as generally applied and interpreted by the courts of Singapore that, in our experience, are normally applicable to transactions of the type contemplated by the Offering, but without our having made any special investigation as to the applicability of any specific law, rule or regulation. We have made no investigation into, and do not express or imply any views on, any laws other than the Applicable Laws. We have made no independent investigation or verification, and have relied on statements, representations, warranties and other information as set forth in the Documents (as defined hereafter) and statements and representations made by the officers or other representatives of the Company for the purposes of expressing the opinions herein. We have also relied upon the results of on-line searches conducted through the public information systems operated by or on behalf of the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) and the Singapore courts with respect to the accuracy of factual matters contained therein, which we have not independently established.

RAJAH & TANN SINGAPORE LLP

9 Battery Road #25-01, Straits Trading Building, Singapore 049910 T 65 6535 3600 F 65 6225 9630 www.rajahtannasia.com

We are registered in Singapore with limited liability (UEN T08LL0005E). We do not accept service of court documents by fax.

RAJAH & TANN ASIA

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4.	For the purposes of this opinion letter, we have reviewed the following documents:

(a)	the Registration Statement as filed with the Commission under the Securities Act;

(b)	the final prospectus supplement, dated June 24, 2015, relating to the offering of the Securities, in the form filed with the Commission under the Securities Act;

(c)	a copy of the certificate of incorporation and memorandum and articles of association of the Company;

(d)	A draft of the minutes of meeting of the board of directors of the Company held on May 29, 2015;

(e)	copies of:

(i)	the results of an instant information company search carried out on-line with ACRA through the computerized information retrieval system of BizFile provided by ACRA on the Company; and

(ii)	the results of the cause book searches (as specified below) carried out on-line with the Supreme Court of Singapore and the State Courts of Singapore through the relevant computerised search facilities of eLitigation provided by CrimsonLogic Pte Ltd on the Company, in each case on the dates and for the periods as set out below (collectively, the “Searches”):

	Searches	Search as of	Period Covered
(A)	Instant Information (Business Profile)	June 30, 2015	Not applicable

(B)	Cause Book Searches: Appeal Cases, Admiralty, Civil Cases, Enforcement and Insolvency	June 30, 2015	2013 to 2015

(f)	such other documents as we may have considered necessary or desirable in order that we may render this opinion.

Other than the documents expressly referred to above in this paragraph 4 (the “Documents”), we have not reviewed any other document. Save as expressly provided in paragraph 6 of this legal opinion, we express no opinion whatsoever with respect to any of the Documents.

In rendering this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, seals, duty stamps or markings, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies (no alterations having been made thereto since such copies were provided to us) and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. Where a document has been provided in draft form, we have assumed that such document will be executed in the form of that draft as provided to us with no amendments.

5.	For the purposes of this opinion, we have made the following further assumptions:

(a)	the board resolutions of the Company submitted to us for examination and referred to in paragraph 4 above are true, complete and up-to-date copies, have not been amended or rescinded and are in full force and effect. No action has been taken which may affect the validity of any matters set forth in such resolutions;

(b)	all factual statements, warranties and representations made or implied in the Documents are true, complete, correct and accurate, and all opinions expressed therein are bona fide, reasonably and honestly held and were reached after due and careful consideration; and

(c)	the information disclosed in the Searches are true and complete and no events have occurred which would result in any such information being materially altered or modified. The Searches did not fail to disclose any material information delivered for filing but which had not been registered or recorded on the public file, or made publically available at the time that such searches were conducted.

We have not made any independent investigations or inquiries to verify or otherwise establish the accuracy of any assumptions. No assumption specified above or in any other part of this opinion letter is limited by reference to any other assumption.

6.	Based upon our review of the Documents and subject to the assumptions, qualifications and reservations expressed herein, we are of the opinion that the Securities have been duly authorized and the Securities are validly issued, fully paid and non-assessable.

7.	Our opinions expressed in this opinion letter are subject to the following further qualifications:

(a)	the term “non-assessable” with respect to our opinion set forth in paragraph 6 of this opinion letter in relation to the Securities to be offered and sold pursuant to the Offering has no recognised meaning under Singapore law, and we have assumed that for the purposes of expressing the opinion set forth in paragraph 6 of this opinion letter, that such term refers to all amounts due on the Securities having been paid in full and that holders of the Securities bear no further personal liability to contribute to the assets or liabilities of the Company; and

(b)	under Singapore law, holders of book-entry interests in the Securities deposited with The Depository Trust Company will not be recognised as shareholders of the Company unless registered as such in the register of members of the Company.

No qualification specified above or any other part of this opinion letter is limited by reference to any other qualification.

8.	This opinion letter is given on the basis that it will be, and is governed by, and construed in accordance with, the laws of the Republic of Singapore. Our opinion is limited to the matters expressly stated in this letter.

9.	A person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any provision of this letter.

10.	We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Registration Statement and prospectus forming a part of the Registration Statement, which is incorporated by reference therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

11.	The opinion given herein is strictly limited to the matters expressly stated herein and is not to be read as extending by implication to any other matter in connection with the Offering including without limitation any other documents which may be executed and delivered in connection with any transaction contemplated thereunder. Except for the purposes of filing this opinion letter with the Commission as an exhibit to the Registration Statement, this opinion letter shall not be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States, if applicable), or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully,

/s/ Rajah & Tann Singapore LLP

RAJAH & TANN SINGAPORE LLP

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